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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          Date of Report
                        February 10, 1997


                     IGG INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)


                              NEVADA
          (State or other jurisdiction of incorporation)


      0-26476                                   33-0231238
(Commission File No.)                             (IRS Employer ID)



                 One Kendall Square Building 300
                            Suite 200
                  Cambridge, Massachusetts 02139
      (Address of principal executive offices and Zip Code)



                          (617) 621-3133
       (Registrant's telephone number, including area code)









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ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

     On the 27th day of January, 1997, the Company issued 500,000 shares of Common Stock and 125,000 warrants to purchase 125,000 shares of Common Stock at an exercise price of US$3.50 per warrant. The foregoing were issued in consideration of US$1,000,000.00. The foregoing securities were issued to Britannia Holdings Ltd, P. O. Box 556, Main Street, Charlestown, Nevis, pursuant to Regulation S of the Securities Act of 1933. By the terms of the agreement between the parties, the 500,000 shares of Common Stock may not be resold for a period of six (6) months.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IGG INTERNATIONAL, INC.



                              BY: /s/ Brad Carver, President

DATED: February 10, 1997